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                                                                    Exhibit 10.1

                               EXCHANGE AGREEMENT

      THIS EXCHANGE AGREEMENT ("AGREEMENT") is made and entered into as of December 30, 2004 by and between Crown EMAK Partners, LLC, a Delaware limited liability company (the "INVESTOR"), and EMAK Worldwide, Inc., (f/k/a Equity Marketing, Inc.), a Delaware corporation (the "COMPANY").

                                    RECITALS

      A. The Investor and the Company entered into a Securities Purchase Agreement, dated as of March 29, 2000 (the "PURCHASE AGREEMENT") pursuant to which the Company issued to the Investor 25,000 shares (the "CURRENT SHARES") of Company's Series A Senior Cumulative Participating Convertible Preferred Stock ("SERIES A STOCK").

      B. The Investor and the Company desire to provide for the exchange of the Current Shares for 25,000 shares (the "EXCHANGE SHARES") of the Company's Series AA Cumulative Convertible Preferred Stock ("SERIES AA PREFERRED"), pursuant to the terms and conditions set forth in this Agreement (the "EXCHANGE TRANSACTION").

      C. The Investor and the Company intend that the issuance of the Exchange Shares in exchange for the Current Shares be exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

   For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

      1.    Exchange of Shares. Upon the terms and subject to conditions hereof:

            1.1 the Investor hereby agrees to sell, assign, transfer and deliver the Current Shares to the Company in exchange for the issuance by the Company to the Investor of the Exchange Shares.

            1.2 the Company agrees to issue and deliver to the Investor the Exchange Shares in exchange for the Current Shares.

      2. Closing. The closing of the Exchange Transaction (the "CLOSING") will occur as soon as reasonably practicable following the execution of this Agreement. Prior to the Closing, the Company will cause to be filed with the Delaware Secretary of State a certificate of designation of Series AA Preferred (the "SERIES AA CERTIFICATE") substantially in the form attached hereto as Exhibit A. The Investor, by its execution of this Agreement, hereby consents to the filing of the Series AA Certificate. At the Closing, (i) the Investor will deliver to the Company the certificates representing the Current Shares, duly endorsed for transfer or accompanied by duly executed instruments of assignment and any other documents reasonably requested by the Company to effectuate the purposes of this Agreement; and (ii) the Company will deliver to the Investor the certificates representing the Exchange Shares. All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery of

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confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of the same has occurred. The Current Shares will be cancelled concurrent with the Closing

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

            3.1 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted.

            3.2 Authority; Binding Obligations. The Company has all requisite power and authority to enter into this Agreement and to consummate the Exchange Transaction. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange Transaction have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of general principles of equity.

            3.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.001 par value per share, of which 25,000 shares are designated as Series A Stock. As of June 30, 2004, there were (i) 5,758,888 shares of Common Stock issued and outstanding, (ii) 3,167,258 shares of Common Stock held in the treasury of the Company or held by any subsidiary of the Company; (iii) 897,575 shares of Common Stock reserved for issuance under the Company's stock option plans upon exercise of authorized but unissued stock options; (iv) 2,240,778 shares of Common Stock issuable upon exercise of outstanding stock options issued under the Company's stock option plans; and (v) 25,000 shares of Series A Stock issued and outstanding.

            3.4 Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the Exchange Transaction and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a benefit under, or result in the creation of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature (collectively, "LIENS") upon its properties or assets under (i) the Company's Certificate of Incorporation, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its properties or assets which is material to the Company, each as amended to date or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect with respect to

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      the Company or would not prevent or materially hinder or delay the ability of the Company to consummate the Exchange Transaction.

            3.5 Valid Issuance. The Exchange Shares upon issuance pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any lien, security interest, option or other charge or encumbrance, and free of all preemptive and other third party rights.

      4. Representations of the Investor. The Investor represents to the Company that:

            4.1 Organization, Standing and Power. The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted.

            4.2 Authority. The Investor has all requisite power and authority to enter into this Agreement and to consummate the Exchange Transaction. The execution and delivery of this Agreement by the Investor and the consummation by the Investor of the Exchange Transaction have been duly authorized by all necessary action on the part of the Investor. This Agreement and the has been duly executed and delivered by, and constitutes the valid and binding obligation of, the Investor, enforceable against the Investor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of general principles of equity.

            4.3 Noncontravention. The execution and delivery of this Agreement does not, and the consummation of the Exchange Transaction and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a benefit under, or result in the creation of Liens upon its properties or assets under, (i) the Investor's Certificate of Formation or operating agreement, each as amended to date, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to the Investor or any of its properties or assets which is material to the Investor, each as amended to date or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Investor, or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect with respect to the Investor or would not prevent or materially hinder or delay the ability of the Investor to consummate the Exchange Transaction.

            4.4 Current Share Ownership. The Investor owns beneficially and of record, and has good and valid title to, the Current Shares, free and clear of any Liens. There are no agreements affecting the right of the Investor to convey the Current Shares to the Company and the Investor has the absolute right, authority, power and capacity to sell, assign and transfer the Current Shares to the Company, free and clear of any Liens.

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            4.5   Brokers. No broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Exchange Transaction based upon arrangements made by or on behalf of the Investor.

            4.6 Investor Status. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Shares and is able to bear the economic risks of such investment.

            4.7 Accredited Investor. The Investor is an "accredited investor" as defined in Rule 501(a) under the 1933 Act. The Investor is acquiring the Exchange Shares for its own account and not with a view to any resale, distribution or other disposition of the Exchange Shares (or the Common Stock issuable upon conversion thereof) in violation of the United States securities laws.

            4.8 No Other Agreements. The Investor has made no other agreements, arrangements or understandings concerning the Exchange Transaction or the Company or any of its subsidiaries with (a) any director, officer, employee or consultant of the Company or any of its subsidiaries, or (b) any stockholder beneficially owning at least 5% of the outstanding Common Stock.

      5. Stockholder Approval. The Company covenants and agrees that at its next annual meeting of stockholders expected to be held in June 2005 (the "2005 ANNUAL MEETING"), it will seek the approval of its stockholders to amend the Series AA Certificate to delete the last sentence of paragraph 2(iii), which provides as follows: "Notwithstanding the foregoing, in no event shall the Conversion Price be adjusted pursuant to this paragraph 2(iii) to less than the current market price per share of Common Stock (determined as provided in paragraph 3(xii)) on the Exchange Date." (the "STOCKHOLDER APPROVAL"). In the event that the Stockholder Approval is not obtained at the 2005 Annual Meeting, the Investor shall have the right to reverse the Exchange Transaction provided for herein by exchanging the Exchange Shares for shares of Series A Stock equal to the Current Shares, with all of the rights and preferences of thereof as set forth in the Purchase Agreement. The procedure for closing such re-exchange transaction shall be equivalent to the closing procedures set forth in Section 2 hereof.

      6.    Covenants and Other Agreements.

            6.1 Elimination of Series A Stock. As soon as reasonably practicable following the Stockholder Approval, the Company covenants and agrees that it will file with the Delaware Secretary of State a certificate setting forth the statements required pursuant to Section 151(g) necessary to eliminate from the Company's certificate of incorporation all matters set forth in the Certificate of Designation (as defined in the Purchase Agreement) with respect to the Series A Stock and that it will not issue any shares of Series A Stock prior to the effectiveness of such filing. In the event that the Stockholder Approval is not obtained, and the Investor elects to exchange the Exchange Shares for Series A Stock, the Company covenants and agrees that it will that it will file with the Delaware Secretary of State, as soon as reasonably practicable following such re-exchange transaction, a certificate setting forth the statements required pursuant to

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      Section 151(g) necessary to eliminate from the Company's certificate of incorporation all matters set forth in the Series AA Certificate with respect to the Series AA Preferred and that it will not issue any shares of Series AA Preferred (other than the Exchange Shares) prior to the effectiveness of such filing.

            6.2 Registration Rights Agreement. The Registration Rights Agreement (as defined in the Purchase Agreement) between the Investor and the Company, dated as of March 29, 2000, is hereby deemed amended to provide that the term "Registrable Securities" shall be deemed to include all shares of Common Stock issuable upon conversion of the Exchange Shares.

            6.3 Legend; Stop Transfer. The Exchange Shares issued in connection herewith, and the Common Stock issued upon conversion of the Exchange Shares, will bear a legend substantially similar to the following:

            "THESE SECURITIES AND THE SECURITIES TO BE ISSUED UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH EXEMPTION TO BE EVIDENCED BY SUCH DOCUMENTATION AS THE COMPANY MAY REASONABLY REQUEST."

            The Company will make a notation regarding the restrictions on transfer of the Exchange Shares (and the Common Stock issuable upon conversion thereof) in its books and the same may be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel satisfactory to the Company that such registration is not required.

            6.4 Public Announcements. The Investor and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Exchange Transaction, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or as are agreed upon in advance. The parties agree that the initial press release or releases to be issued with respect to the Exchange Transaction shall be mutually agreed upon prior to the issuance thereof.

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      7.    Miscellaneous.

            7.1 Entire Agreement. This Agreement, the Purchase Agreement (as amended hereby), the Registration Rights Agreement (as amended hereby) and the exhibits hereto and thereto and the other documents referenced herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

            7.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            7.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            7.4 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or the Exchange Transaction, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or the Exchange Transaction in any court other than any such court.

            7.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the Exchange Transaction are not affected in a manner materially adverse to any party hereto.

            7.6 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may

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      reasonably request for the purpose of carrying out the intent of this
      Agreement and the documents referred to in this Agreement.

            7.7 Construction. In entering into this Agreement, each party represents and warrants that such party does so freely and voluntarily, after having had the opportunity to meet and confer with such party's respective attorneys regarding the contents and legal effect of this Agreement. Each party represents and warrants that such party has full power and authority to enter into and execute this Agreement. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. In the event any claim is made by any party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or such party's counsel.

            7.8 Amendment. This Agreement may be amended by mutual agreement of the parties at any time, but only pursuant to an instrument in writing duly executed on behalf of each of the Company and the Investor.

            7.9 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                            (Signature page follows)

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      IN WITNESS WHEREOF, the Investor and the Company have caused this
Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                         CROWN EMAK PARTNERS, LLC

                                         /S/ JEFFREY S. DEUTSCHMAN
                                         ---------------------------------------
                                         Jeffrey S. Deutschman, its Manager

                                         EMAK WORLDWIDE, INC.

                                         By: /S/ TERESA L. TORMEY
                                             -----------------------------------
                                             Teresa L. Tormey, its EVP, General
                                             Counsel and Secretary

                     (Signature page to Exchange Agreement)

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